Exhibit 99.2

TD Ameritrade Announces Closing of Senior Notes Offering

April 27, 2017

OMAHA, Neb. — (BUSINESS WIRE) — TD Ameritrade Holding Corporation (Nasdaq: AMTD) today announced the closing of its previously-announced underwritten public offering of $800 million of the Company’s senior notes due 2027. The Company intends to use the net proceeds from the sale for general corporate purposes, including the financing of the cash consideration payable by the Company in its planned acquisition of Scottrade Financial Services, Inc.

In addition, on Friday, Apr. 21, 2017 the Company entered into a new five-year $300 million senior unsecured revolving credit facility to replace its existing credit facility, and TD Ameritrade Clearing, Inc., the Company’s clearing broker-dealer subsidiary, entered into a new five-year $600 million senior unsecured revolving credit facility to replace and increase by $300 million its existing credit facility. More information about the new credit facilities can be found in the Company’s Current Report on Form 8-K filed on Apr. 21, 2017.

The Company has completed these transactions in anticipation of the closing of its acquisition of Scottrade Financial Services, Inc., which it expects will take place by the end of its current fiscal year, Sept. 30, 2017.

Barclays Capital Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC, and U.S. Bancorp Investments, Inc. acted as joint book-running managers of the offering. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as co-manager.

The offering was made solely by means of a prospectus supplement and a prospectus, which have been filed with the U.S. Securities and Exchange Commission and may be obtained by contacting Barclays Capital Inc. toll-free at (888) 603-5847 or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

This press release shall not constitute an offer to sell, or the solicitation of an offer to purchase, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation

Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (Nasdaq: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how—bringing Wall Street to Main Street for more than 40 years. TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade’s newsroom or www.amtd.com for more information, or read our stories on our corporate blog, Fresh Accounts, at http://freshaccounts.amtd.com.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts, stock price or any projections or expectations regarding the proposed business combination transaction between us and Scottrade Financial Services, Inc., as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters, the ability to obtain regulatory approvals and meet other closing conditions to the proposed transaction, including the completion of the merger between Scottrade Bank and TD Bank, N.A., on the expected terms and schedule; delay in closing the transaction; difficulties and delays in integrating the TD Ameritrade and Scottrade businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; TD Ameritrade’s and Scottrade’s businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the inability to realize synergies or to implement integration plans and other consequences associated with mergers, acquisitions and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 18, 2016 and our latest Quarterly Report on Form 10-Q filed thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

View source version on businesswire.com: http://www.businesswire.com/news/home/20170427006546/en/

Source: TD Ameritrade Holding Corporation

TD Ameritrade Holding Corporation

For Media:

Kim Hillyer, 402-574-6523

Director, Corporate Communications

kim.hillyer@tdameritrade.com

@TDAmeritradePR

or

For Investors:

Jeff Goeser, 402-597-8464

Director, Investor Relations

jeffrey.goeser@tdameritrade.com